Exhibit 21

SUBSIDIARIES OF THE REGISTRANT [OPEN]

Subsidiaries (a)	Jurisdiction of Incorporation
Bath & Body Works Direct, Inc (b)	Delaware
Mast Industries, N.V. (c)	Cayman Islands
Henri Bendel, Inc. (d)	Delaware
Mast Industries, Inc. (e)	Delaware
Mast Industries (Far East) Limited (f)	Hong Kong
Limited Logistics Services, Inc. (g)	Delaware
Limited Service Corporation (h)	Delaware
Limited Technology Services, Inc. (i)	Delaware
Limited Brands Store Operations, Inc. (j)	Delaware
Limited Brands Direct Fulfillment, Inc. (k)	Delaware
Victoria’s Secret Direct Brand Management, LLC (l)	Delaware
Victoria’s Secret Stores, LLC (m)	Delaware
Victoria’s Secret Stores Brand Management, Inc. (n)	Delaware
Bath & Body Works, LLC (o)	Delaware
Bath & Body Works Brand Management, Inc. (p)	Delaware
beautyAvenues, Inc. (q)	Delaware
Intimate Brands, Inc. (r)	Delaware
La Senza Corporation (s)	Canada
La Senza International, Inc. (t)	Canada
Bath & Body Works (Canada) Corporation (u)	Canada

(a)	The names of certain subsidiaries are omitted since such unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of January 31, 2009.
(b)	Bath & Body Works Direct, Inc., a Delaware corporation, is a wholly owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a wholly owned subsidiary of the registrant.
(c)	Mast Industries N.V. a Cayman Islands corporation and wholly owned subsidiary of Limited (overseas), Inc., a Delaware corporation and a wholly owned subsidiary of Mast Industries, Inc., a Delaware corporation and a wholly owned subsidiary of Mast Industries (Delaware), Inc., a Delaware corporation and a wholly owned subsidiary of the registrant.
(d)	Henri Bendel, Inc., a Delaware corporation, is a wholly owned subsidiary of Limited Brands Store Operations, Inc., a Delaware corporation and a wholly owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a wholly owned subsidiary of the registrant.
(e)	Mast Industries, Inc., a Delaware corporation, is a wholly owned subsidiary of Mast Industries (Delaware), Inc., a Delaware corporation and a wholly owned subsidiary of the registrant.
(f)	Mast Industries (Far East) Limited, a Hong Kong corporation, is a wholly owned subsidiary of Limited (Overseas), Inc., a Delaware corporation and wholly owned subsidiary of Mast Industries, Inc., a Delaware corporation and a wholly owned subsidiary of Mast Industries (Delaware), Inc., a Delaware corporation and a wholly owned subsidiary of the registrant.
(g)	Limited Logistics Services, Inc., a Delaware corporation, is a wholly owned subsidiary of the registrant.
(h)	Limited Service Corporation, a Delaware corporation, is a majority owned subsidiary of Limited (Overseas), Inc., a Delaware corporation and a wholly owned subsidiary of Mast Industries, Inc., a Delaware corporation and a wholly owned subsidiary of Mast Industries (Delaware), Inc., a Delaware corporation and a wholly owned subsidiary of the registrant.
(i)

Limited Technology Services, Inc., a Delaware corporation, is a wholly owned subsidiary of Limited Service Corporation, a Delaware corporation and a majority owned subsidiary of Limited (Overseas), Inc., a Delaware corporation and a wholly owned subsidiary of Mast Industries, Inc., a Delaware corporation and a wholly owned subsidiary of Mast Industries (Delaware), Inc., a Delaware corporation and a wholly owned subsidiary of the registrant.

(j)	Limited Brands Store Operations, Inc., a Delaware corporation, is a wholly owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a wholly owned subsidiary of the registrant.
(k)	Limited Brands Direct Fulfillment, Inc., a Delaware corporation and a wholly owned subsidiary of Intimate Brands, Inc., a Delaware corporation, and a wholly owned subsidiary of the registrant.
(l)	Victoria’s Secret Direct Brand Management, LLC, a Delaware limited liability company, is a wholly owned subsidiary of Victoria’s Secret Stores Brand Management, Inc., a Delaware Corporation and a wholly owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a wholly owned subsidiary of the registrant.
(m)	Victoria’s Secret Stores, LLC, a Delaware limited liability company, is a wholly owned subsidiary of Limited Brands Store Operations, Inc., a Delaware corporation and a wholly owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a wholly owned subsidiary of the registrant.
(n)	Victoria’s Secret Stores Brand Management, Inc., a Delaware corporation, is a wholly owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a wholly owned subsidiary of the registrant.
(o)	Bath & Body Works, LLC, a Delaware limited liability company, and a wholly owned subsidiary of Limited Brands Store Operations, Inc., a Delaware corporation and a wholly owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a wholly owned subsidiary of the registrant.
(p)	Bath & Body Works Brand Management, Inc., a Delaware corporation, is a wholly owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a wholly owned subsidiary of the registrant.
(q)	beautyAvenues, Inc., a Delaware corporation, is a wholly owned subsidiary of the registrant.
(r)	Intimate Brands, Inc., a Delaware corporation, is a wholly owned subsidiary of the registrant.
(s)	La Senza Corporation, a Canadian corporation, is a wholly owned subsidiary of MOS Maple Acquisition Corp, a Nova Scotia corporation and a wholly owned subsidiary of Luxembourg (Overseas) Holdings S.a.r.l, a Luxembourg corporation and a wholly owned subsidiary of Limited (Overseas) Holdings LP, an Alberta corporation and majority owned by Limited (Overseas) Inc., a Delaware corporation and a wholly owned subsidiary of Mast Industries, Inc., a Delaware corporation and wholly owned subsidiary of Mast Industries (Delaware), Inc., a Delaware corporation and a wholly owned subsidiary of the registrant.
(t)	La Senza International, Inc., a Canadian corporation, is a wholly owned subsidiary of La Senza Corporation, a Canadian corporation and a wholly owned subsidiary of MOS Maple Acquisition Corp, a Nova Scotia corporation and a wholly owned subsidiary of Luxembourg (Overseas) Holdings S.a.r.l, a Luxembourg corporation and a wholly owned subsidiary of Limited (Overseas) Holdings LP, an Alberta corporation and majority owned by Limited (Overseas) Inc., a Delaware corporation and a wholly owned subsidiary of Mast Industries, Inc., a Delaware corporation and wholly owned subsidiary of Mast Industries (Delaware), Inc., a Delaware corporation and a wholly owned subsidiary of the registrant.
(u)	Bath & Body Works (Canada) Corporation, a Nova Scotia corporation and a wholly-owned subsidiary of Limited Brands International S.a.r.l, a Luxembourg corporation and a wholly-owned subsidiary of Limited (Overseas) Holdings LP, an Alberta corporation and majority owned by Limited (Overseas) Inc., a Delaware corporation and a wholly-owned subsidiary of Mast Industries, Inc., a Delaware corporation and wholly-owned subsidiary of Mast Industries (Delaware), Inc., a Delaware corporation and a wholly-owned subsidiary of the registrant.